EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING TO PARTICIPATE IN INVESTOR MEETINGS

EL PASO, Texas - January 8, 2013 - Western Refining, Inc. (NYSE:WNR) announced today that Company management will participate in the Goldman Sachs Global Energy Conference 2013 in Miami on Wednesday, January 9, 2013. Company management will also participate in the Deutsche Bank US Independent Refining Conference on January 10, 2013, in Boston. The meeting materials will be available beginning Wednesday, January 9, 2013, on the Investor Relations section of Western Refining's website at www.wnr.com and will remain available on www.wnr.com in accordance with the Company's investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.